UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2009

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 30, 2009, SCM Microsystems, Inc., a Delaware corporation ("SCM") completed its previously announced acquisition (the "Merger") of Hirsch Electronics Corporation, a California corporation ("Hirsch") in accordance with the Agreement and Plan of Merger, dated as of December 10, 2008 (the "Merger Agreement"), by and among SCM, Hirsch and two wholly-owned subsidiaries of SCM.

Under the terms of the Merger Agreement, each of the 4,705,735 outstanding shares of Hirsch common stock (less any shares held by dissenting shareholders) were converted into the right to receive $3.00 cash, two shares of SCM common stock, and a warrant to purchase one share of SCM common stock at an exercise price of $3.00 with a five year term, exercisable for two years following the third anniversary of the effective date of the Merger; all outstanding warrants to purchase shares of Hirsch common stock were converted into warrants to acquire shares of SCM common stock, and all outstanding options to purchase shares of Hirsch common stock were cancelled. The issuance of the shares of SCM common stock and warrants to purchase shares of SCM common stock to be issued to the former holders of Hirsch securities was approved by the stockholders of SCM at a special meeting held on April 16, 2009.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by SCM as Exhibit 2.1 to its Current Report on Form 8-K filed on December 11, 2008 and is incorporated herein by reference.

A copy of the press release announcing the closing of the Merger is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective April 29, 2009, Stephan Rohaly and Dr. Hagen Hultzsch resigned from SCM’s board of directors (the "SCM Board").

(d)

On April 30, 2009, Lawrence W. Midland, the President and a former director of Hirsch, and Douglas J. Morgan, a former director of Hirsch, were appointed to the SCM Board.

Mr. Morgan was appointed as a Class III director and his term will expire at the annual meeting of SCM stockholders to be held in 2010. The SCM Board has not yet determined on what committees, if any, Mr. Morgan may serve. There are no arrangements or understandings between Mr. Morgan and any other persons pursuant to which he was selected as a director. There are no transactions, or proposed transactions, to which SCM is or was to be party and in which Mr. Morgan had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K. There are no related party transactions between SCM and Mr. Morgan reportable under Item 404(a) of Regulation S-K. There are no family relationships among Mr. Morgan and any other directors or officers of SCM.

Pursuant to the terms of the Merger Agreement, the Company is to issue warrants to purchase 9,923 shares of the Company’s common stock, with an exercise price of $3.00, exercisable for two years following the third anniversary of the effective date of the Merger, to Mr. Morgan for his service as a director of Hirsch in 2008.

Mr. Midland was appointed as a Class II director and his term will expire at the annual meeting of SCM stockholders to be held in 2009. The SCM Board has not yet determined on what committees, if any, Mr. Midland may serve. Mr. Midland was appointed to the SCM Board pursuant to the terms of the Merger Agreement, which provided that, as a condition precedent to Hirsch’s obligation to close the Merger, Mr. Midland would be appointed to the SCM Board immediately following the effective time of the Merger. Other than the Stockholder Agreement (defined and discussed below) and the Merger Agreement, there is no arrangement or understanding between Mr. Midland and any other persons pursuant to which he was selected as a director. Other than the Merger Agreement and the Amended and Restated 1994 Settlement Agreement (described and defined below), there are no transactions, or proposed transactions, to which SCM is or was to be party and in which Mr. Midland had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Except for the Amended and Restated 1994 Settlement Agreement, there are no related party transactions between SCM and Mr. Midland reportable under Item 404(a) of Regulation S-K. There are no family relationships among Mr. Midland and any other directors or officers of SCM.

As previously disclosed in SCM’s Current Report on Form 8-K filed on April 9, 2009, on April 8, 2009 SCM, Felix Marx, SCM’s Chief Executive Officer, Secure Keyboards, Ltd. ("Secure Keyboards"), Secure Networks, Ltd. ("Secure Networks"), each of the respective general partners of Secure Keyboards and Secure Networks (which included Mr. Midland), and Hirsch, entered into a settlement agreement (the "2009 Settlement Agreement") pursuant to which the parties resolved the disputes that had arisen between them relating to the Merger Agreement and a 1994 settlement agreement entered into among Hirsch, Secure Keyboards and Secure Networks (the "1994 Settlement Agreement"). Secure Keyboards, Secure Networks and Hirsch also amended and restated their 1994 Settlement Agreement (the "Amended and Restated 1994 Settlement Agreement"), pursuant to which Hirsch’s initial annual payment to Secure Keyboards and Secure Networks is $986,000, with subsequent annual payments subject to increase. Hirsch’s payment obligations under the Amended and Restated 1994 Settlement Agreement will continue until December 31, 2020, unless Hirsch earlier elects to satisfy its obligations by making a lump-sum payment to Secure Keyboards. SCM is not a party to the Amended and Restated 1994 Settlement Agreement, but SCM has provided Secure Keyboards and Secure Networks with a limited guarantee of Hirsch’s payment obligations, which became effective upon the effective time of the Merger (the "Limited Guarantee"). Mr. Midland holds a 29.93% interest in Secure Keyboards, and a 6.59% interest in Secure Networks. The foregoing description of the terms and conditions of the 2009 Settlement Agreement, Limited Guarantee, and Amended and Restated 1994 Settlement Agreement does not describe all terms and conditions thereof.

The foregoing description of the Settlement Agreement and the Limited Guarantee are qualified in their entirety by reference to the full text of the agreements, copies of which were filed by SCM as Exhibit 10.1 and 10.2, respectively, to its Current Report on Form 8-K filed on April 9, 2009, and are incorporated herein by reference. The foregoing description of the Amended and Restated 1994 Settlement Agreement is expressly qualified by reference to the specific text of the Amended and Restated 1994 Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Mr. Midland entered into an employment agreement with SCM, dated December 10, 2008 (the "Midland Employment Agreement"), which became effective upon the closing of the Merger and has an initial term of three years. Pursuant to the terms of the Midland Employment Agreement, Mr. Midland will serve as an Executive Vice President of SCM, in addition to his continued service as the president of Hirsch. Mr. Midland will receive a base salary of $250,000 and is also eligible to receive target-orientated, variable quarterly and annual bonuses under the SCM Management by Objective Bonus Plan, up to an aggregate annual amount equal to 80% of his annual base salary. The targets that are the basis for any payments to Mr. Midland under the SCM Management by Objective Bonus Plan have not yet been determined, but will be based on corporate financial targets set by the SCM compensation committee. In addition, Mr. Midland is eligible to receive an option grant to purchase up to 40,000 shares of SCM common stock under SCM’s 2007 Stock Option Plan subject to approval by the SCM Board. On April 30, 2009 the SCM Board approved the grant to Mr. Midland of options to purchase 40,000 shares of SCM common stock with an exercise price of $2.37 per share. The options granted to Mr. Midland are scheduled to vest 25% on April 30, 2010, and the remaining options are scheduled to vest in equal monthly installments for the 36 months thereafter, with such options subject to the terms and conditions thereof and of the 2007 Stock Option Plan.

The foregoing description of the terms and conditions of the Midland Employment Agreement does not describe all terms and conditions thereof, and is expressly qualified by reference to the specific text of the Midland Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Mr. Midland and Mr. Morgan are parties to a stockholder agreement, dated as of December 10, 2008, by and among SCM and the stockholders party thereto (the "Stockholder Agreement"). Pursuant to the Stockholder Agreement, certain former shareholders of Hirsch, including Mr. Midland and Mr. Morgan, have agreed that for a period of three years after the effective time of the Merger, subject to limited circumstances relating to Mr. Midland’s status as a director on the SCM Board, they will vote all shares of SCM common stock beneficially owned by them in favor of the election of any nominee for director that is recommended by the majority of the SCM Board, in favor of the removal any director if such removal is requested or approved by a majority of the SCM Board, and against the removal or any director unless such removal is approved by a majority of the SCM Board; provided that the Stockholder Agreement permits such former shareholders of Hirsch to vote at their discretion regarding the re-election or non-removal of Mr. Midland to or from the SCM Board. In addition, in the event that Mr. Midland is not nominated for re-election to the SCM Board at the 2009 annual meeting of SCM stockholders, or is otherwise involuntarily removed without cause from SCM’s Board, the obligations of the former shareholders of Hirsch, including Mr. Midland, under the Stockholder Agreement to vote in accordance with the recommendation of the SCM Board will terminate. The former shareholders of Hirsch have granted SCM an irrevocable proxy to vote their respective shares of SCM common stock in accordance with requirements of the stockholder agreement.

The foregoing description of the terms and conditions of the Stockholder Agreement does not describe all terms and conditions thereof, and is expressly qualified by reference to the specific text of the Stockholder Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(b)-(c)

The registrant intends to file the Hirsch financial statements required under this Item, as well as any required pro forma financial information, by amendment to this Form 8-K within 71 calendar days of the date that this report is required to be filed.

(d) Exhibits

Exhibit Description
10.1 Amended and Restated 1994 Settlement Agreement, dated April 8, 2009
10.2 Employment Agreement of Lawrence W. Midland, dated December 10, 2008
10.3 Stockholder Agreement, dated December 10, 2008
99.1 Press Release issued on May 4, 2009

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

May 4, 2009	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 1994 Settlement Agreement, dated April 8, 2009
10.2	Employment Agreement of Lawrence W. Midland, dated December 10, 2008
10.3	Stockholder Agreement, dated December 10, 2008
99.1	Press release issued on May 4, 2009